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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 [Registration No. 333-35539, No. 333-83842, and No. 333-126981] of our report dated March 9, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Checkpoint Systems, Inc., which appears in Checkpoint Systems, Inc.'s Annual Report on Form 10-K for the year ended December 25, 2005.




/S/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 9, 2006